UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2004

BRISTOL-MYERS SQUIBB COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-1136	2-079-0359
(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification number)

345 Park Avenue

New York, NY  1-154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (212) 546-4000

Item 5.                                                             OTHER EVENTS

On April 1, 2004, the U.S. District Court for the Southern District of New York dismissed with prejudice the consolidated amended complaint in the civil class action suits against Bristol-Myers Squibb and other defendants in relation to alleged violations of federal securities laws in connection with, among other things, ImClone and ImClone’s product, Erbitux and certain accounting issues, including wholesaler inventory and sales incentives, the establishment of reserves, and accounting for certain assets and other sales.  The lawsuits are described under “Other Securities Matters” in Note 22 of the Notes to Consolidated Financial Statements of the Company’s 2003 Annual Report on Form 10-K.  This decision is subject to appeal and is separate from cases pending in New York State Court, federal court, including derivative and ERISA cases and government investigations relating to similar matters.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: April 2, 2004	By:	/s/ Sandra Leung
Name: Sandra Leung
Title: Corporate Secretary